Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Specialty Series of our report dated December 28, 2017, relating to the financial statements and financial highlights for AIG Focused Alpha Large-Cap Fund (formerly SunAmerica Focused Alpha Large-Cap Fund), AIG Focused Multi-Cap Growth Fund (formerly SunAmerica Focused Alpha Growth Fund), AIG ESG Dividend Fund, AIG Income Explorer Fund (formerly SunAmerica Income Explorer Fund), AIG Small-Cap Fund (formerly SunAmerica Small-Cap Fund), AIG Commodity Strategy Fund (formerly SunAmerica Commodity Strategy Fund) and its subsidiary, and AIG Global Trends Fund (formerly SunAmerica Global Trends Fund) and its subsidiary, which appears in SunAmerica Specialty Series’ Annual Report on Form N-CSR for the year ended October 31, 2017.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2018